As filed with the Securities and Exchange Commission on July 6, 2011

Registration No. 333-175109

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION*
(Exact name of Registrant as specified in its charter)

Delaware	3442	11-1893410
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary
Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin Nussbaum
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
(212) 698-3599—Facsimile

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer	☐

* Includes certain subsidiaries of Griffon Corporation identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)

7⅛% Senior Notes due 2018	$550,000,000	100%	$550,000,000	$63,855	(2)
Guarantees of 7⅛% Senior Notes due 2018	—	—	—	—	(3)

(1)	The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act.
(2)	The Registrant previously paid $63,855 in connection with the previous filing of this Registration Statement.
(3)	No additional consideration is being received for the guarantees, and, therefore no additional fee is required.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER*	STATE OR OTHER JURISDICTION OF INCORPORATION	IRS EMPLOYEE IDENTIFICATION NUMBER

Clopay Building Products Company, Inc.	Delaware	11-2808682
Clopay Plastic Products Company, Inc.	Delaware	11-2808683
Telephonics Corporation	Delaware	52-0897556
Ames True Temper, Inc.	Delaware	22-2335400

          * The address for service of each of the additional registrants is c/o Griffon Corporation, 712 Fifth Avenue, 18th Floor, New York, New York 10019, telephone (212) 957-5000.

EXPLANATORY NOTE

          This Amendment No. 1 to the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission on June 24, 2011 (File No. 333–175109), is filed to amend and restate in its entirety the section of the Registration Statement entitled “Incorporation By Reference.”  No other changes have been made to the Registration Statement and, accordingly, no other part of the Registration Statement has been included herein.

INCORPORATION BY REFERENCE

          The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•	Annual Report on Form 10-K of Griffon Corporation for the fiscal year ended September 30, 2010, portions of which have been updated by the Current Report on Form 8-K filed on June 24, 2011;

•	Quarterly Report on Form 10-Q of Griffon Corporation for the quarterly period ended December 31, 2010;

•

Quarterly Report on Form 10-Q of Griffon Corporation for the quarterly period ended March 31, 2011, portions of which have been replaced and superseded by the Current Report on Form 8-K filed on June 24, 2011;

•

Current Reports on Form 8-K of Griffon Corporation filed on October 1, 2010, February 9, 2011, March 7, 2011 (two reports), March 15, 2011 (two reports), March 17, 2011, March 18, 2011, April 26, 2011 and June 24, 2011, and the Current Reports on Form 8-K/A of Griffon Corporation filed on November 12, 2010, November 16, 2010 and April 22, 2011;

•	Proxy Statement on Schedule 14A of Griffon Corporation filed on December 15, 2010; and

•	Annual Report on Form 10-K of ATT Holding Co. for the fiscal year ended October 3, 2009.

          Our Current Report on Form 8-K filed on June 24, 2011 provides guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of the Company’s subsidiaries that are guarantors of the notes.

          We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the consummation of the offering, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

1

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2011.

GRIFFON CORPORATION

By:		*

	Name:	Ronald J. Kramer
	Title:	Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	July 6, 2011
(Principal Executive Officer)
Ronald J. Kramer

*	Executive Vice President and	July 6, 2011
Chief Financial Officer
Douglas J. Wetmore	(Principal Financial Officer)

*	Chief Accounting Officer	July 6, 2011
(Principal Accounting Officer)
Brian G. Harris

*

Harvey R. Blau	Chairman of the Board	July 6, 2011

*

Henry A. Alpert	Director	July 6, 2011

*

Bertrand M. Bell	Director	July 6, 2011

*

Gerald J. Cardinale	Director	July 6, 2011

*

Blaine V. Fogg	Director	July 6, 2011

*

Bradley J. Gross	Director	July 6, 2011

*

Robert G. Harrison	Director	July 6, 2011

*

Donald J. Kutyna	Director	July 6, 2011

*

James A. Mitarotonda	Director	July 6, 2011

*

Martin S. Sussman	Director	July 6, 2011

*

William H. Waldorf	Director	July 6, 2011

Signature	Title	Date

*

Joseph J. Whalen	Director	July 6, 2011

* By: /s/ SETH L. KAPLAN

Seth L. Kaplan, Attorney-in-Fact

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2011.

CLOPAY BUILDING PRODUCTS COMPANY, INC.

By:		*

	Name:	Steven M. Lynch
	Title:	President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	July 6, 2011
(Principal Executive Officer)
Steven M. Lynch

*	Vice President, Finance	July 6, 2011
Treasurer and Secretary
Joel T. Eberlein	(Principal Financial and Accounting Officer)

*

Eugene C. Colleran	Director	July 6, 2011

*

Douglas J. Wetmore	Director	July 6, 2011

*

Patrick L. Alesia	Director	July 6, 2011

* By: /s/ SETH L. KAPLAN

Seth L. Kaplan, Attorney-in-Fact

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2011.

CLOPAY PLASTICS PRODUCTS COMPANY, INC.

By:		*

	Name:	Gary A. Abyad
	Title:	President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	July 6, 2011
(Principal Executive Officer)
Gary A. Abyad

*	Vice President, Global Finance	July 6, 2011
(Principal Financial and Accounting Officer)
Patrick T. Schafer

*

Eugene C. Colleran	Director	July 6, 2011

*

Douglas J. Wetmore	Director	July 6, 2011

*

Patrick L Alesia	Director	July 6, 2011

* By: /s/ SETH L. KAPLAN

Seth L. Kaplan, Attorney-in-Fact

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2011.

AMES TRUE TEMPER, INC.

By:		*

	Name:	Eugene C. Colleran
	Title:	Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer
	and Director	July 6, 2011
Eugene C. Colleran	(Principal Executive Officer)

*	Vice President and Chief Financial Officer	July 6, 2011
(Principal Financial and Accounting Officer)
Marcus J. Hamilton

*	Director	July 6, 2011

Ronald J. Kramer

*	Director	July 6, 2011

Douglas J. Wetmore

*	Director	July 6, 2011

Patrick L. Alesia

* By: /s/ SETH L. KAPLAN

Seth L. Kaplan, Attorney-in-Fact

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2011.

TELEPHONICS CORPORATION

By:		*

	Name:	Joseph J. Battaglia
	Title:	President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	July 6, 2011
(Principal Executive Officer)
Joseph Battaglia

*	Senior Vice President and Chief Financial	July 6, 2011
Officer
Dominick Nocera	(Principal Financial and Accounting Officer)

*	Director	July 6, 2011

Patrick L. Alesia

*	Director	July 6, 2011

Ronald J. Kramer

*	Director	July 6, 2011

Douglas J. Wetmore

* By: /s/ SETH L. KAPLAN

Seth L. Kaplan, Attorney-in-Fact